Exhibit 1

THIRD AMENDED AND RESTATED
DISTRIBUTION AGREEMENT

August 3, 2012

KCCI, Ltd.
66 York Street
Jersey City, NJ 07302
Attention: Mark Nauman

Ladies and Gentlemen:

Reference is hereby made to that certain Distribution Agreement, dated February 19, 2008, as amended and restated by that certain First Amended and Restated Distribution Agreement, dated February 17, 2009, as further amended by that certain Amendment No. 1 to the First Amended and Restated Distribution Agreement, dated February 27, 2009, and as amended and restated by that certain Second Amended and Restated Distribution Agreement, dated February 17, 2011, between the parties hereto and thereto (collectively, the “Prior Distribution Agreement”). Such parties desire that the Prior Distribution Agreement be amended and restated in its entirety, all on the terms and conditions contained herein. Accordingly, in consideration of the premises and the agreements, provisions and covenants contained herein, the Prior Distribution Agreement is hereby amended and restated in its entirety to be and to read as follows:

ALLETE, Inc., a Minnesota corporation (the “Company”), confirms its agreement with KCCI Ltd., as agent (“you” or “KCCI”), with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described below, of up to an aggregate of 9,556,200 shares (the “Maximum Number of Shares”) of common stock, without par value, of the Company (the “Common Stock” or the “Shares”). The Company and KCCI agree that as of the date of this Third Amended and Restated Distribution Agreement (this “Agreement”), the Company has issued and sold 4,270,665 Shares pursuant to the Prior Distribution Agreement, and the Company's Board of Directors has authorized the issuance of up to an additional 3,000,000 Shares, therefore 5,285,535 Shares are available for issuance and sale from time to time by the Company (the “Remaining Shares”) pursuant to this Agreement.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S‑3 (No. 333‑170289) (the “registration statement”) for the registration of an unspecified amount of securities, including Common Stock, under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”). Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement's effectiveness for purposes of Section 11 of the Act, as such section applies to KCCI, including (i) all documents incorporated or deemed to be incorporated by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B under the Act, to be part of the registration statement at the effective time. Except where the context otherwise requires, “Basic Prospectus,” as used herein, means the prospectus filed as part of the Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement. Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the prospectus supplement, dated August 3, 2012, relating to the Remaining Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to KCCI in connection with the offering of the Remaining Shares. Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement. “Permitted Free Writing Prospectuses,” as used herein, means any other documents that the parties hereto shall hereafter expressly agree in writing to distribute in connection with the offering of the Remaining Shares. Any reference herein to the registration statement, the Registration Statement, any Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”). Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include any document filed with the Commission under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of such Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

The Company and KCCI agree as follows:

1.	Issuance and Sale.

(a)
Upon the basis of the representations and warranties and subject to the terms and conditions set forth herein, on any Exchange Business Day (as defined below) selected by the Company, the Company and KCCI shall enter into an agreement in accordance with Section 2 hereof regarding the number of Remaining Shares to be placed by KCCI and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as a “Transaction”). As used in this Agreement, (i) the “Term” shall be the period commencing on the date hereof and ending on the earliest of (y) the date on which the Maximum Number of Shares have been issued and sold pursuant to this Agreement and the Prior Distribution Agreement, or (z) the termination of this Agreement pursuant to Section 8 or 9 (the “Termination Date”), (ii) an “Exchange Business Day” means any day during the Term that is a trading day for the Exchange other than a day on which trading on the Exchange is scheduled to close prior to its regular weekday closing time, and (iii) “Exchange” means The New York Stock Exchange, Inc.

(b)	Subject to the terms and conditions set forth below, the Company appoints KCCI as agent in connection with the offer and sale of Remaining Shares in any

Transaction entered into hereunder. KCCI will use its commercially reasonable efforts to sell such Shares in accordance with the terms and conditions hereof and of the applicable Transaction Notice (as defined in Section 2(a) below). Neither the Company nor KCCI shall have any obligation to enter into a Transaction. The Company shall be obligated to issue and sell through KCCI, and KCCI shall be obligated to use its commercially reasonable efforts, as provided herein and in the applicable Transaction Notice, to place Remaining Shares issued by the Company only if and when a Transaction Notice related to such Transaction has been delivered by the Company and accepted by KCCI as provided in Section 2 below.

(c)
The Company and KCCI agree that the Remaining Shares to be sold in a Transaction shall be sold in a manner constituting an “at‑the‑market offering” as defined in Rule 415 promulgated under the Act. In such case, KCCI will confirm in writing to the Company the number of Remaining Shares sold on any Exchange Business Day and the related actual sales execution price(s) of the Remaining Shares sold (the “Gross Sales Price”) and Net Sales Price (as such term is defined in Section 2(b) below) no later than the opening of trading on the immediately following Exchange Business Day.

(d)
KCCI hereby covenants and agrees not to make any sales of the Remaining Shares on behalf of the Company, pursuant to this Agreement, other than sales deemed to be an “at‑the‑market offering” as defined in Rule 415 under the Act, including sales by means of ordinary brokers' transactions between members of the Exchange that qualify for delivery of a Prospectus to the Exchange in accordance with Rule 153 under the Act, sales on any other exchange on which the Common Stock is then listed or admitted to trading, and sales made to or through a market maker or through an electronic communications network (such transactions are hereinafter referred to as “At‑the‑Market Offerings”).

(e)
KCCI hereby covenants and agrees, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, not to make any offer relating to the Remaining Shares that would constitute any “issuer free writing prospectus” (as defined in Rule 433) relating to the Remaining Shares or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433.

2.	Transaction Notices.

(a)
The Company may, from time to time during the Term, propose to KCCI that they enter into a Transaction to be executed on a specified Exchange Business Day. If KCCI agrees to the terms of such proposed Transaction or if the Company and KCCI mutually agree to modified terms for such proposed Transaction, then the Company shall promptly send to KCCI a notice, substantially in the form of Exhibit A hereto (each a “Transaction Notice”), confirming the agreed terms of such proposed Transaction. The time at which the Company issues a Transaction Notice shall be the “Notice Time” for that Transaction. If KCCI wishes such proposed Transaction to become a binding agreement between it and the Company, KCCI shall promptly indicate its acceptance thereof by countersigning and returning such Transaction Notice to the Company or sending a written notice to the Company (by any means permissible under Section 11 hereof) indicating its acceptance. The terms reflected in a Transaction Notice shall become binding on KCCI and the Company only if accepted by KCCI no later than the times specified in Section 2(b) below. Each Transaction Notice shall specify, among other things:

(i)the Exchange Business Day on which the Remaining Shares subject to such Transaction are to be sold (the “Purchase Date”);

(ii)the number of Remaining Shares that the Company agrees to sell (the “Specified Number of Shares”) on such Purchase Date, which shall not exceed the greater of (i) twenty percent (20%) of the trading volume in the Common Stock on the Exchange on the Purchase Date, or (ii) twenty percent (20%) of the average daily trading volume in the Common Stock on the Exchange for the ninety (90) Exchange Business Days preceding the Purchase Date; and

(iii)the lowest price (if any) at which the Company shall be obligated to sell Remaining Shares in such Transaction (a “Floor Price”).

A Transaction Notice shall not set forth a Specified Number of Shares that, when added to the aggregate number of Shares previously purchased and to be purchased pursuant to pending Transaction Notices (if any) hereunder and under the Prior Distribution Agreement, results in a total that exceeds the Maximum Number of Shares. The Company shall have responsibility for maintaining records with respect to the aggregate number of Shares sold, or for otherwise monitoring the availability of Remaining Shares for sale under the Registration Statement. A Transaction Notice conforming to the foregoing requirements, once accepted by KCCI, shall be irrevocable, and the Company shall be obligated to sell the Specified Number of Shares and KCCI shall be obligated, subject to the terms of, and satisfaction of, the conditions set forth in this Agreement and such Transaction Notice, including, but not limited to, Section 1(e) above and Section 2(e) below, to use its commercially reasonable efforts to obtain performance from each Purchaser providing offers for the Remaining Shares. Notwithstanding the foregoing, if the terms of any Transaction contemplate that Remaining Shares shall be sold on more than one Purchase Date, then the Company and KCCI shall mutually agree to such additional terms and conditions as they deem necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in the relevant Transaction Notice and be binding to the same extent as any other terms contained therein.

(b)
The Purchase Date in respect of the Remaining Shares deliverable pursuant to any Transaction Notice shall occur on the Exchange Business Day next following the date on which such Transaction Notice is accepted if such acceptance occurs by 4:30 P.M. (New York time) on such acceptance date; provided that if a

Transaction Notice is accepted prior to 8:30 A.M. (New York time) on an Exchange Business Day (or by such later time as the Company may agree in its sole discretion), the Purchase Date in respect of such Remaining Shares shall be on such date of acceptance. For Transactions, KCCI's commission shall be $0.03 per Share sold and the “Net Sales Price” shall be the Gross Sale Price less KCCI's commission.

(c)
Payment of the Net Sales Price for Remaining Shares sold by the Company on any Purchase Date pursuant to a Transaction Notice shall be made to the Company by federal funds wire transfer to an account designated by the Company in writing, against delivery of such Shares to the accounts specified in writing by KCCI. Such payment and delivery shall be made at or about 10:00 A.M., local time in New York, New York, on the third Exchange Business Day (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance) following each Purchase Date (the “Closing Date”). If the Company fails for any reason to make timely delivery of such Shares, the Company shall indemnify KCCI and its successors and assigns and hold them harmless from and against any loss, damage, expense, liability or claim that KCCI may incur as a result of such failure.

(d)
If, as provided in the related Transaction Notice, a Floor Price has been agreed to by the parties with respect to a Transaction, and the Gross Sales Price for such Transaction would not be at least equal to such Floor Price, then the Company shall not be obligated to issue and sell through KCCI, and KCCI shall not be obligated to place, the Specified Number of Shares for such Transaction.

(e)
If either party is aware that the Company is selling shares of Common Stock (other than the Remaining Shares offered pursuant to this Agreement) during the Term and the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the sale of such other shares of Common Stock, it shall promptly notify the other party and sales of the Remaining Shares under this Agreement and any Transaction Notice shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

3.	Representations and Warranties of the Company.

The Company represents and warrants to KCCI, on and as of (i) the date hereof, (ii) each Notice Time, and (iii) each Closing Date that:

(a)
The Company meets the requirements for use of Form S‑3 under the Act for the registration of the Remaining Shares to be sold pursuant to the Transactions; the Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the Company's knowledge, are threatened by the Commission; at the respective times that the Registration Statement and any post‑effective amendment thereto became effective, the Registration Statement and any post‑effective amendment thereto complied, in all material respects, with the requirements of the Act; and the Basic Prospectus and the Prospectus Supplement, and any supplement or amendment thereto, each when filed with the Commission and on each Closing Date, complied or will comply in all material respects with the provisions of the Act; each Incorporated Document, when filed with the Commission, fully complied or will fully comply, in all material respects, with the requirements of the Exchange Act; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Act; the Registration Statement did not, as of the time of its effectiveness, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of each Notice Time and each Closing Date, the Prospectus, as then amended or supplemented, together with all of the then issued Permitted Free Writing Prospectuses, if any, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement in or omission from the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus made in reliance upon and in conformity with information relating to KCCI or furnished in writing by or on behalf of KCCI expressly for use in the Registration Statement, such Basic Prospectus, the Prospectus or such Permitted Free Writing Prospectus.

(b)
Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares contemplated by the Prior Distribution Agreement or this Agreement by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer and sale of the Shares, in each case other than (i) the Prospectus, (ii) the Company's prospectus supplement, dated February 19, 2008 and accompanying prospectus dated December 10, 2007, (iii) the Company's prospectus supplement, dated February 27, 2009 and accompanying prospectus dated December 10, 2007 and (iv) the Company's prospectus supplement, dated February 18, 2011 and accompanying prospectus dated November 2, 2010 (the documents specified in clauses (ii) through (iv), collectively, the “Prior Prospectuses”); the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act in connection with the offer and sale of the Shares; and the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Remaining Shares contemplated by the Registration Statement.

(c)
The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Material Adverse Effect,” as used herein, means a material adverse effect on (i) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries, taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement, or (iii) the validity or enforceability of this Agreement. “Subsidiary,” as used herein, means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). “Person,” as used herein, means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or business entity. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and to perform the provisions hereof.

(d)
No consent, approval, order or authorization of, or registration, filing or qualification with, any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery or performance by the Company of this Agreement and the issuance of the Remaining Shares, except (i) such as have been, or will have been prior to the Closing Date, obtained under the Act, (ii) for an existing order of the Minnesota Public Utilities Commission (the “MPUC”) dated April 30, 2012, approving the capital structure of the Company including the issuance and sale of the Remaining Shares (which order is, to the best knowledge of the Company, still in full force and effect), and future orders of the MPUC, which will be obtained as required, to permit the issuance and sale of the Remaining Shares hereunder, and (iii) for such consents, approvals, authorizations, orders, registrations, filings or qualifications as may be required under state securities or blue sky laws, as the case may be, and except in any case where the failure to obtain such consent, approval, authorization, order, registration or qualification would not have a Material Adverse Effect.

(e)
Except as disclosed in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus, all of the outstanding equity interests of each of the Significant Subsidiaries have been duly authorized and validly issued, are fully paid and non‑assessable and are owned by the Company, directly or indirectly, subject to no security interest, mortgage, pledge, lien, encumbrance, claim or other equity or adverse claim except such as do not materially affect the value thereof (collectively, “Encumbrance”). “Significant Subsidiary,” as used herein, has the meaning set forth in Rule 1‑02(w) of Regulation S‑X under the Act.

(f)
This Agreement has been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(g)
The Remaining Shares have been duly authorized and, when issued, delivered and paid for as provided in this Agreement, will be validly issued, fully paid and non‑assessable. The Remaining Shares will conform in all material respects to the description thereof contained in any Permitted Free Writing Prospectus and the Prospectus as amended or supplemented to the date of such issuance.

(h)
The form of certificates evidencing the Remaining Shares (to the extent such Shares are certificated) will comply with all applicable legal requirements and, in all material respects, with all applicable requirements of the Amended and Restated Articles of Incorporation, as amended, and Bylaws, as amended, of the Company and the requirements of the Exchange (if any).

(i)
PricewaterhouseCoopers LLP, which has audited the audited financial statements and the internal controls over financial reporting of the Company, is an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.

(j)
Each of the Company and its Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business as described in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus, unless the failure to possess such licenses, authorizations, consents and other governmental or regulatory authorizations and approvals or make such necessary filing, individually or in the aggregate, would not have, or would not reasonably be expected to have, a Material Adverse Effect; and except as described in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus, neither the Company nor any of its Subsidiaries is in violation of, in default under or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of its Subsidiaries the effect of which would have, or would reasonably be expected to have, a Material Adverse Effect.

(k)
Except as disclosed in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus, there are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries in any court or before any arbitrator of any kind or before or by any Governmental Authority which is reasonably likely to be determined adversely and, if determined adversely, might reasonably be expected to have a Material Adverse Effect.

(l)
The financial statements included or incorporated by reference in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with generally accepted accounting principles as applied in the United States, consistently applied throughout the periods specified except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year‑end adjustments).

(m)
Subsequent to the respective dates as of which information is given in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus, there has not been (i) any change in the business, properties or assets described or referred to in the Registration Statement, or the results of operations, condition (financial or otherwise), business or operations of the Company and its Subsidiaries, taken as a whole, that would have, or would reasonably be expected to have, a Material Adverse Effect, or (ii) except as otherwise expressly disclosed in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus, (A) any transaction which is material to the Company or its Subsidiaries, taken as a whole, entered into by the Company or any of its Subsidiaries, (B) any obligation, direct or contingent, which is material to the Company and its Subsidiaries, taken as a whole, incurred by the Company or its Subsidiaries, except obligations incurred in the ordinary course of business, (C) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company (other than the Company's regular quarterly cash dividends) or (D) any other material information required to be publicly disclosed prior to the issuance of any Remaining Shares in accordance with the Act or the rules and regulations promulgated thereunder.

(n)
The Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act during the preceding twelve calendar months and if during such period the Company has relied on Rule 12b‑25(b) under the Exchange Act (“Rule 12b‑25(b)”) with respect to a report or a portion of a report, that report or portion of a report has actually been filed within the time period prescribed by Rule 12b‑25(b).

(o)	The Company is not subject to regulation under the Investment Company Act of 1940, as amended.

(p)
None of the Company, its Subsidiaries, or any of their respective officers, directors and controlling persons has taken, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Remaining Shares.

(q)
With such exceptions as would not have, or would not reasonably be expected to have, a Material Adverse Effect, the Company and its Subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all Encumbrances, except such as are disclosed in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company or any of its Subsidiaries are held under valid, existing and binding leases, with such exceptions as are disclosed in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such Subsidiary.

4.	Certain Covenants of the Company.

The Company hereby agrees with KCCI:

(a)
Before using or filing any Permitted Free Writing Prospectus relating to the Remaining Shares and before amending or supplementing the Registration Statement, the Basic Prospectus (other than as a result of any documents incorporated by reference due to the filing with the Commission by the Company), or the Prospectus (except in connection with an offering of securities other than the Remaining Shares), or during any period of time in which a Prospectus relating to the Remaining Shares is required to be delivered under the Act (except in connection with an offering of securities other than the Remaining Shares), to furnish to KCCI a copy of each such proposed Permitted Free Writing Prospectus, amendment or supplement within a reasonable period of time before using or filing any such Permitted Free Writing Prospectus, amendment or supplement with the Commission and the Company will not use or file any such Permitted Free Writing Prospectus or file any such proposed amendment or supplement to which KCCI reasonably objects unless the Company's legal counsel has advised the Company that filing such documents is required by law.

(b)
The Company shall make commercially reasonably efforts to provide KCCI with advance notice of the intent of the Company to file a Current Report on Form 8‑K (not the substance thereof) if such Form 8‑K is to be filed at any time during which either a Transaction Notice is in effect or a Prospectus relating to the Remaining Shares is required to be delivered under the Act, provided that the Company shall not be obligated to provided such advance notice if, in its reasonable judgment, it is not legally permitted to do so or doing so would adversely affect the Company's ability to file such Form 8‑K in a timely manner.

(c)
To prepare a Prospectus Supplement, with respect to any Remaining Shares to be sold by the Company pursuant to this Agreement and to file such Prospectus Supplement pursuant to, and within the time periods required by, Rule 424(b) under the Act as may be required by the Act or the rules and regulations promulgated thereunder and to file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Act and to provide copies of the Prospectus and such Prospectus Supplement and each Permitted Free Writing Prospectus (to the extent not previously delivered) to KCCI via e‑mail in “.pdf” format on such filing date to an e‑mail account designated by KCCI and, at KCCI's request, to also furnish copies of the Prospectus and such Prospectus Supplement to each exchange or market on which sales of Remaining Shares were effected as may be required by the rules or regulations of such exchange or market.

(d)
To file timely all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Remaining Shares, and during such same period to advise KCCI, promptly after the Company receives notice thereof, (i) of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any Permitted Free Writing Prospectus or any amended Prospectus has been filed with the Commission, (ii) the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Remaining Shares or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Act, (iii) the suspension of the qualification of the Remaining Shares for offering or sale in any jurisdiction, or the initiation or threatening of any proceeding for any such purpose, and (iv) of any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of the Prospectus.

(e)
In the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, to use promptly its commercially reasonable efforts to obtain its withdrawal.

(f)	To furnish such information as may be required and otherwise to cooperate in qualifying the Remaining Shares for offering and sale under the securities or blue sky laws of such states as KCCI may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Remaining Shares; provided that the Company shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of, any such state (except service of process with respect to the offering and sale of the Remaining Shares); and to promptly advise KCCI of the receipt by the Company of any notification with respect to the suspension of the qualification of the Remaining Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose.

(g)
To make available to KCCI, without charge, from time to time as many copies of the Prospectus and the Prospectus Supplement (or of the Prospectus or Prospectus Supplement as amended or supplemented if the Company shall have made any amendments or supplements thereto and documents incorporated by reference therein) and each Permitted Free Writing Prospectus as KCCI may reasonably request for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule); and for so long as this Agreement is in effect, the Company will prepare and file promptly, subject to Section 4(a), such amendment or amendments to the Registration Statement, any Basic Prospectus, the Prospectus, the Prospectus Supplement or any Permitted Free Writing Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act.

(h)
Except where such reports, communications, financial statements or other information is available on the Commission's EDGAR system, to furnish or make available to KCCI during the term of this Agreement (i) copies of any reports or other communications which the Company shall send to its shareholders or shall from time to time publish or publicly disseminate and (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10‑K, 10‑Q and 8‑K, or such other similar form as may be designated by the Commission, and to furnish to KCCI from time to time during the term of this Agreement such other information as KCCI may reasonably request regarding the Company, in each case as soon as such reports, communications, documents or information becomes available or promptly upon the request of KCCI, as applicable.

(i)
If, at any time during the Term, any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Company, to further amend or supplement the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented in order that the Prospectus or any such Permitted Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances existing at the time the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, to amend or supplement the Registration Statement or the Prospectus or any Permitted Free Writing Prospectus in order to comply with the requirements of the Act, immediate notice shall be given, and confirmed in writing, to KCCI to cease the sale of the Remaining Shares, and the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Act, the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, Prospectus or any such Permitted Free Writing Prospectus comply with such requirements.

(j)
To generally make available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Section 11(a) under the Act and Rule 158 of the Commission promulgated thereunder) covering each twelve‑month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each sale of Shares.

(k)	To furnish to KCCI, upon request, two signed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto, including all exhibits thereto.

(l)	To apply the net proceeds from the sale of the Shares in the manner described in the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus.

(m)
That the Company will not, and will cause its Subsidiaries not to, take directly or indirectly any action designed to cause or result in, or that constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Remaining Shares.

(n)
Except as otherwise agreed between the Company and KCCI, to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, any Basic Prospectus, the Prospectus, any Permitted Free Writing Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to KCCI and to dealers (including costs of mailing and shipment), (ii) the registration, issue and delivery of the Remaining Shares, (iii) the qualification of the Remaining Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for KCCI in connection therewith) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to KCCI, (iv) the listing of the Remaining Shares on the Exchange and any registration thereof under the Exchange Act, (v) any filing for review of the public offering of the Remaining Shares by the Financial Industry Regulatory Authority, Inc., (vi) the reasonable fees and disbursements of counsel to the Company and (vii) the performance of the Company's other obligations hereunder; provided that KCCI shall be responsible for any costs and expenses associated with the sale and marketing of the Remaining Shares, and legal costs of KCCI.

(o)
With respect to the offering contemplated hereby, that the Company will not offer shares of its Common Stock or any other securities convertible into or exchangeable or exercisable for shares of Common Stock in a manner in violation of the Act; the Company will not distribute any offering material in connection with the offer and sale of the Remaining Shares, other than the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus and other materials permitted by the Act or the rules and regulations promulgated thereunder.

(p)
On the Purchase Date for each Transaction, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of its Common Stock or any securities convertible into or exercisable or exchangeable for such shares or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of such shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares or such other securities, in cash or otherwise, without the prior written consent of KCCI, other than the Remaining Shares to be sold hereunder, any shares of Common Stock of the Company issued upon the exercise of options granted under employee stock option plans or pursuant to the Company's Direct Stock Purchase and Dividend Reinvestment Plan and any shares of Common Stock or options issued in connection with any employment or compensatory contract, compensation or benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants.

(q)
That the Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

(r)	To use commercially reasonable efforts to satisfy, or cause to be satisfied, the conditions set forth below in Section 5 on or in respect of each Closing Date hereunder.

(s)
That upon the expiration or termination of the Registration Statement, the Company shall not deliver any Transaction Notices or permit any additional sales of Shares under this Agreement until the Company has filed a new registration statement with the Commission and such registration has been deemed or declared effective by the Commission.

(t)
To the extent required by the rules of the Exchange, to make one or more filings for approval of listing of the Remaining Shares by the Exchange, subject only to notice of issuance on or before the Purchase Date.

5.	Execution of Agreement.

KCCI's obligation to execute this Agreement shall be subject to the delivery by the Company of the following documents in connection with and on the intended date of the execution of this Agreement:

(a)	an officer's certificate signed by an officer of the Company certifying as to the matters set forth in Exhibit B hereto;

(b)
an opinion of Deborah A. Amberg, Esq., Senior Vice President, General Counsel and Secretary of the Company, as to the matters set forth in Exhibit C hereto, and Morgan, Lewis & Bockius LLP, as to the matters set forth in Exhibit D hereto, counsels for the Company, addressed to KCCI and dated the date of this Agreement; and

(c)
resolutions duly adopted by the Company's board of directors, and certified by an officer of the Company, authorizing the Company's execution of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the issuance of the Remaining Shares.

6.	Additional Covenants of the Company.

The Company further covenants and agrees with KCCI as follows:

(a)
Each issuance of a Transaction Notice by the Company shall be deemed to be an affirmation that the representations and warranties of the Company herein contained and contained in any certificate delivered to KCCI pursuant hereto are true and correct at the Notice Time, and an undertaking that such representations and warranties will be true and correct on any Closing Date (subject only to Section 4(i) above), and at the time of delivery to KCCI of Remaining Shares pursuant to the Transaction Notice, as though made at and as of each such time (it being understood that such representations and warranties shall relate to the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Notice).

(b)
Upon the filing with the Commission of the Company's Annual Report on Form 10‑K and, if requested by KCCI, each other time that the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including by the filing of any Incorporated Document (subject to the proviso at the end of this subsection (b) in the case of a Current Report on Form 8‑K), but excluding any amendment or supplement in connection with an offering of securities other than the Remaining Shares or any prospectus supplement relating solely to the offering of Remaining Shares pursuant to a Transaction Notice), the Company shall furnish or cause to be furnished to KCCI forthwith a certificate, dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, in form satisfactory to KCCI, certifying as to the matters set forth in

Exhibit B hereto at the time of the filing or effectiveness of such amendment or supplement, as applicable, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(a) hereof, modified as necessary to relate to the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate; provided that, the Company will not be required to furnish such a certificate to KCCI in connection with the filing of a Current Report on Form 8‑K unless (i) such Current Report on Form 8‑K is filed at any time during which either a Transaction Notice is in effect or a Prospectus relating to the Remaining Shares is required to be delivered under the Act and (ii) KCCI has reasonably requested such a certificate based upon the event or events reported in such Current Report on Form 8‑K.

(c)
Upon the filing with the Commission of the Company's Annual Report on Form 10‑K and, if requested by KCCI, upon the filing with the Commission of a Quarterly Report on Form 10‑Q, as promptly as reasonably practicable, the Company shall furnish or cause to be furnished forthwith to KCCI the written opinion of Deborah A. Amberg, Esq., Senior Vice President, General Counsel & Secretary and Morgan, Lewis & Bockius LLP, or other counsel satisfactory to KCCI, dated the date of filing with the Commission, in form and substance satisfactory to KCCI, of the same tenor as the opinions referred to in Section 5(b) hereof, but modified as necessary to relate to the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such opinion to KCCI shall furnish KCCI with a letter substantially to the effect that KCCI may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

(d)
If requested by KCCI, as soon as practicable after the filing with the Commission of the Company's Annual Report on Form 10‑K, a Quarterly Report on Form 10‑Q, or a Current Report on Form 8‑K that includes financial statements (excluding (i) any financial statements which are furnished and not filed and (ii) any financial statements of any acquired business), the Company shall cause PricewaterhouseCoopers LLP promptly to furnish to KCCI a comfort letter in a form reasonably satisfactory to KCCI that relates to the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter.

(e)	The Company shall give a written notice to KCCI of the issuance of any authorization by the MPUC relating to the authority of the Company to issue and sell shares of Common Stock. Following the issuance of such authorization, the legal opinions of counsel attached hereto as Exhibits C and D shall be respectively modified to reflect such authorization.

(f)
To disclose in its Quarterly Reports on Form 10‑Q and in its Annual Report on Form 10‑K the number of the Remaining Shares sold through KCCI under this Agreement and the net proceeds to the Company from the sale of the Remaining Shares pursuant to this Agreement during the relevant quarter.

(g)
The Company shall not be required to deliver the documents listed in Sections 6(b), 6(c), 6(d) and 6(e) if the Company notifies KCCI pursuant to Section 11 that the Company does not intend to sell Remaining Shares pursuant to this Agreement during the current fiscal quarter, provided that if the Company subsequently elects to sell Remaining Shares pursuant to this Agreement during such fiscal quarter the documents required by Sections 6(b), 6(c), 6(d) and 6(e) shall be delivered to KCCI.

7.	Conditions of KCCI's Obligation to Execute Sales.

KCCI's obligation to execute any sale of Remaining Shares pursuant to a Transaction Notice that has been accepted by KCCI shall be subject to the satisfaction of the following conditions at the time of acceptance of the Transaction Notice, the time of the commencement of trading of such Remaining Shares on the Exchange on the Purchase Date and at the Closing Date:

(a)
The representations and warranties on the part of the Company herein contained or contained in any certificate of an officer or officers of the Company delivered pursuant to the provisions hereof shall be true and correct in all material respects.

(b)	The Company shall have performed and observed its covenants and other obligations hereunder in all material respects.

(c)	From the date of delivery of the Transaction Notice until the Closing Date, trading in the Common Stock on the Exchange shall not have been suspended.

(d)
(i) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose pursuant to Section 8A under the Act shall be pending before or, to the knowledge of the Company, threatened by the Commission; the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); and all requests by the Commission for additional information shall have been complied with and no suspension of the qualification of the Remaining Shares for offering or sale in any jurisdiction, or of the initiation or, to the knowledge of the Company, threatening of any proceedings for any of such purposes, will have occurred and be in effect at the time the Company issues a Transaction Notice; and (ii) the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Company issues a Transaction Notice.

(e)
Subsequent to the time of acceptance of the Transaction Notice, (i) no downgrading shall have occurred in the rating accorded any securities of the Company by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities of the Company with possible negative implications.

(f)	The Remaining Shares to be issued pursuant to the Transaction Notice shall have been approved for listing on the Exchange, subject only to notice of issuance.

(g)
No amendment or supplement to the Registration Statement, any Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus shall have been filed to which KCCI shall have reasonably objected in writing.

(h)	On or prior to the Closing Date, the Company shall have furnished to KCCI such further certificates and documents as KCCI may reasonably request.

8.	Termination by KCCI.

This Agreement and the obligations of KCCI hereunder may be terminated, in the sole and absolute discretion of KCCI, if at any time (i) any of the covenants or conditions specified in Section 6 shall not have been performed or satisfied when and as required by this Agreement to be fulfilled, (ii) there has been since the respective dates as of which information is given in the Registration Statement, any change in the business, properties or assets or the results of operations, condition (financial or otherwise), business or operations of the Company and its Subsidiaries, taken as a whole, that would have, or would reasonably be expected to have, a Material Adverse Effect, (iii) there has occurred since the date hereof an outbreak or escalation of hostilities, any material adverse change in the financial markets or any other national or international calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of KCCI, impracticable or inadvisable to market or deliver the Remaining Shares on the terms and in the manner contemplated in the Prospectus or enforce contracts for the sale of the Remaining Shares, (iv) trading in any securities of the Company has been suspended by the Commission or by the Exchange or if trading generally on the Exchange has been suspended, or limitations on prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such Exchange or the Financial Industry Regulatory Authority, Inc. or by order of the Commission or any other governmental authority, or (v) a banking moratorium has been declared by federal or New York authorities.

If KCCI elects to terminate this Agreement as provided in this Section 8, KCCI shall promptly notify the Company of such termination by telephone, promptly confirmed by facsimile stating in reasonable detail the basis therefore. If a Transaction Notice is pending at the time of termination, KCCI may declare such Transaction Notice void or may require the Company to complete the sale of Remaining Shares as specified in the Transaction Notice, at KCCI's sole discretion (to the extent doing so is permitted under applicable law and regulation).

If the sale of Remaining Shares, as contemplated by this Agreement, is not carried out by KCCI for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(n) and 10 hereof) and KCCI shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 10 hereof).

KCCI may terminate this Agreement for any reason upon giving ten (10) Exchange Business Days prior written notice to the Company. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 4(n) and 10 hereof shall remain in full force and effect notwithstanding such termination.

9.	Termination by Company.

The Company may terminate this Agreement in its sole discretion upon ten (10) Exchange Business Days prior written notice to KCCI. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 4(n) and 10 hereof shall remain in full force and effect notwithstanding such termination.

10.	Indemnity and Contribution.

(a)
The Company agrees to indemnify and hold harmless KCCI, its directors and officers and each person, if any, who controls KCCI within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable out‑of‑pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), the Prior Prospectuses, any Permitted Free Writing Prospectus (or any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to KCCI or furnished to the Company in writing by KCCI expressly for use therein.

(b)
KCCI agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to KCCI or furnished to the Company in writing by KCCI expressly for use in the Registration Statement, the Basic Prospectus, the Prospectus (or any amendment or supplement thereto), the Prior Prospectuses, any Permitted Free Writing Prospectus (or any amendment or supplement thereto).

(c)
If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification or contribution may be sought pursuant to this Section 10, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification or contribution may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 10. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary or (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for KCCI, its directors and officers and any control persons of KCCI shall be designated in writing by KCCI and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, which consent shall not be unreasonably withheld, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)
If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and KCCI, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, (ii) the relative benefits received by the Company, on the one hand, and KCCI, on the other, from the offering of the Shares or (iii) any other relevant equitable considerations; provided, however, that no indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution with respect thereto from any indemnifying party not guilty of such fraudulent misrepresentation. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or KCCI and each such party's relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and KCCI agree that it would not be just and equitable if contribution pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this subsection (d), KCCI shall not be required to contribute in excess of the amount equal to the excess of (i) the total price at which the Shares offered by it were offered to the public, over (ii) the amount of any damages which KCCI has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

(e)	The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

11.	Notices.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and if to KCCI, shall be sufficient in all respects if delivered to KCCI Ltd.,

80 Maiden Lane, Suite 2201, New York, New York 10038, and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at ALLETE, Inc., 30 West Superior Street, Duluth, Minnesota 55802, Attn: Treasurer. Notwithstanding the foregoing, Transaction Notices shall be delivered to KCCI, and acceptance of Transaction Notices by KCCI shall be delivered to the Company, by facsimile and receipt confirmed by telephone at such numbers as shall be agreed upon by KCCI and the Company in writing from time to time.

12.	No Fiduciary Relationship.

The Company acknowledges and agrees that KCCI is acting solely in the capacity of an arm's length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to the Company or any other person. Additionally, KCCI is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and KCCI shall have no responsibility or liability to the Company with respect thereto except as set forth herein. Any review by KCCI of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of KCCI and shall not be on behalf of the Company.

13.	Adjustments for Stock Splits.

The parties acknowledge and agree that all share‑related numbers related to the Shares contained in this Agreement and any Transaction Notice shall be adjusted to take into account any stock split effected with respect to the Common Stock.

14.	Governing Law; Construction.

THIS AGREEMENT SHALL BE GOVERNED BY, INTERPRETED UNDER AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

15.	Parties in Interest.

The agreement herein set forth has been and is made solely for the benefit of KCCI and the Company and to the extent provided in Section 10 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from KCCI) shall acquire or have any right under or by virtue of this Agreement.

16.	Counterparts.

This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

17.	Successors and Assigns.

This Agreement shall be binding upon KCCI and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company's and KCCI's respective businesses and/or assets.

18.	Survival.

The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and KCCI contained in this Agreement or made by or on behalf of the Company or KCCI pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or KCCI.

19.	Amendments or Waivers.

No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

If the foregoing correctly sets forth the understanding among the Company and KCCI, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and KCCI.

Very truly yours,

ALLETE, Inc.

By	/s/ Mark A. Schober
Name:	Mark A. Schober
Title:	Senior Vice President and Chief Financial Officer
Accepted and agreed to as of the
date first above written:

KCCI, Ltd.

By	/s/ Mark Nauman
Name:	Mark Nauman
Title:	President